Exhibit 99.1

AMERI Holdings, Inc. Announces Financial Results for the Third Quarter of 2017

Ameri Holdings continues to build its cloud, digital and enterprise SAP services capabilities

PRINCETON, N.J., NOVEMBER 13, 2017 /PRNewswire/ -- AMERI Holdings, Inc. ("Ameri100" or the "Company") (OTCQB: AMRH), a specialized SAP® cloud, digital and enterprise services company, reported financial results for the third quarter ended September 30, 2017.

Ameri100’s Financial Results - Third Quarter 2017 vs. Third Quarter 2016:

  Total revenue was $12.5 million in the third quarter of 2017 (“Q3 2017”), compared to $10.1 million in the third quarter of 2016 (“Q3 2016”);
  Gross profit was $2.6 million, or 20% of total revenue, in Q3 2017, compared to $1.7 million, or 17% of total revenue, in Q3 2016;
  Net loss attributable to common stockholders was $4.6 million, or ($0.31) per diluted share, in Q3 2017, compared to a net loss of $1.8 million, or ($0.13) per diluted share, in Q3 2016;
  Adjusted EBITDA (a non-GAAP financial measure) was $(339,720) or (2.7%) of total revenue, in Q3 2017, compared to Adjusted EBITDA of 735,501 or 7.3% of total revenue, in Q3 2016.

Ameri100’s Financial Results – Nine Months Ended September 30, 2017 vs. Nine Months Ended September 30, 2016:

  Total revenue was $37.1 million for nine months ended September 2017 (“nine months of 2017”), compared to $23.8 million for the nine months ended September 2016 (“nine months of 2016”);
  Gross profit was $8.2 million, or 22% of total revenue, in nine months of 2017, compared to $4.9 million, or 20% of total revenue, in nine months of 2016;
  Net loss attributable to common stockholders was $9.6 million, or ($0.66) per diluted share, in nine months of 2017, compared to a net loss of $4.1 million, or ($0.32) per diluted share, in nine months of 2016;
  Adjusted EBITDA (a non-GAAP financial measure) was $(108,327) or (0.3%) of total revenue, in nine months of 2017, compared to Adjusted EBITDA of $89,484 or 0.4% of total revenue, in nine months of 2016.

“We are excited with new growth opportunities that are emerging in SAP cloud and digital areas. By streamlining our sales and delivery teams, we have built a platform for revenue growth which was our focus area during the quarter,” said Giri Devanur, the Company’s President and Chief Executive Officer. “We have also taken steps to provide a path towards accelerating Adjusted EBITDA profitability during the first half of 2018,” added Giri Devanur.

In the quarter ended September 30, 2017, the Company also filed a registration statement with the Securities and Exchange Commission (“SEC”) for a public offering of its common stock. The registration statement was declared effective by the SEC on November 9, 2017. The offering will be made only by means of a prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Northland Capital Markets at 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, attention: Heidi Fletcher, by calling toll free at (800) 851-2920, or by e-mailing hfletcher@northlandcapitalmarkets.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov. You should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ameri100

AMERI Holdings, Inc. is a fast-growing technology services company which provides cloud, digital and enterprise SAP services to clients worldwide. Headquartered in Princeton, New Jersey Ameri100 has offices in the U.S. and Canada.  The Company also has global delivery centers in India. With its bespoke engagement model, Ameri100 delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the SEC, which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward- looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Investor and Media Contact:

Viraj Patel

100 Canal Pointe Blvd, Suite 108

Princeton, NJ 08540

Phone: (732) 243-9250

Email: investorrelation@ameri100.com

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures for the Company are disclosed in this press release announcing results for the fiscal quarter ended September 30, 2017. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers.

In this press release, the Company presents the non-GAAP financial measure “adjusted EBITDA”. Company management uses this non-GAAP financial measures to evaluate the Company's performance. As the Company's core business is providing information technology services and products, Company management finds it useful to use “adjusted EBITDA”, which does not include interest, taxes, depreciation, amortization, preferred stock dividends, stock-based compensation expenses, acquisition related expenses and restructuring expenses. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. Company management believes the exclusion of the items described above from “adjusted EBITDA” is a very common measure utilized in the investment community and it helps Company management benchmark its operations and results with the industry.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company's current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with “net income (loss)”, and “net income (loss) per diluted share” (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$844,104	$1,379,887
Accounts receivable	9,167,088	8,059,910
Other current assets	1,404,242	625,145
Total current assets	11,415,434	10,064,942
Other assets:
Goodwill and intangible assets, net	32,139,948	25,853,780
Other assets	3,581,830	3,589,201
Total other assets	35,721,778	29,442,981
Total assets	$47,137,212	$39,507,923

Current liabilities:
Line of credit	3,765,391	3,088,890
Accounts payable and accrued expenses	8,073,617	7,295,905
Bank Term Loan	406,155	405,376
Consideration payable – Cash/Equity	18,719,211	1,918,781
Dividend Payable	527,979	—
Total current liabilities	31,492,353	12,708,952
Long- term Liabilities:
Convertible notes	1,250,000	—
Bank Term Loan	1,575,206	1,536,191
Consideration payable – Cash/Equity	600,000	13,599,077
Total Long-term liabilities	3,425,206	15,135,268
Total liabilities	34,917,559	27,844,220

Total stockholders' equity	12,219,653	11,663,703
Total liabilities and stockholders' equity	$47,137,212	$39,507,923

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016

Revenue	$12,529,928	$10,058,558	$37,139,114	$23,758,460
Cost of revenue	9,966,490	8,361,960	28,941,535	18,897,059
Gross profit	2,563,438	1,696,598	8,197,579	4,861,401

Operating expenses
Selling and marketing	402,846	137,024	1,170,051	401,487
General and administration	5,283,059	1,326,327	12,389,581	5,316,390
Acquisition related expenses	5,694	1,015,558	390,174	1,630,778
Depreciation and amortization	817,284	509,377	2,332,041	722,390
Operating expenses	6,508,883	2,988,286	16,281,847	8,071,045
Operating income (loss)	(3,945,445)	(1,291,688)	(8,084,268)	(3,209,644)
Interest expenses	(132,973)	(290,423)	(388,122)	(674,683)
Changes in estimates	—	—	400,000	—
Other, net	17,446	(195,518)	21,921	(197,679)
Income (loss) before income taxes	(4,060,972)	(1,777,629)	(8,050,469)	(4,082,006)
Tax benefit / (provision)	—	—	—	—
Income after income taxes	(4,060,972)	(1,777,629)	(8,050,469)	(4,082,006)
Net income attributable to non-controlling interest	(6,632)	—	(18,504)	—
Net income (loss) attributable to the Company	(4,067,604)	(1,777,629)	(8,068,973)	(4,082,006)
Dividend on preferred stock	(541,864)	—	(1,546,655)	—
Net loss attributable to common stock holders	(4,609,468)	(1,777,629)	(9,615,628)	(4,082,006)
Other comprehensive income (loss), net of tax	—	—	—	—
Foreign exchange translation	(14,234)	59,079	(11,084)	(6,619)
Comprehensive income/(loss)	$(4,623,702)	$(1,718,550)	$(9,626,712)	$(4,088,625)
Comprehensive income/(loss) attributable to the Company	(4,617,070)	(1,718,550)	(9,608,208)	(4,088,625)
Comprehensive income/(loss) attributable to the non-controlling interest	(6,632)	—	(18,504)	—
	(4,623,702)	(1,718,550)	(9,626,712)	(4,088,625)

Basic income (loss) per share	$(0.31)	$(0.13)	$(0.66)	$(0.32)
Diluted income (loss) per share	$(0.31)	$(0.13)	$(0.66)	$(0.32)

Basic weighted average number of common shares outstanding	14,715,947	13,653,586	14,472,322	12,794,149
Diluted weighted average number of common shares outstanding	14,715,947	13,653,586	14,472,322	12,794,149

AMERI HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON STOCK HOLDERS TO EBITDA & ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to common stockholders:	$(4,609,468)	$(1,777,629)	$(9,615,628)	$(4,082,005)
Dividend on preference shares	541,864	—	1,546,655	—
Interest expense and other, net	115,527	485,941	366,201	872,362
Depreciation and amortization	817,284	509,377	2,332,041	722,390
Earnings before interest, tax, depreciation and amortization (EBITDA)	$(3,134,793)	$(782,311)	$(5,370,731)	$(2,487,253)
Stock based compensation expense	2,696,375	502,254	5,167,354	945,959
Acquisition related expenses	5,694	1,015,558	390,174	1,630,778
Changes in estimates	—	—	(400,000)	—
Restructuring expenses	86,372	—	86,372
Non-controlling interest	6,632	—	18,504	—
Adjusted (EBITDA)	$(339,720)	$735,501	$(108,327)	$89,484